EXHIBIT 3(b)

                       STATEMENT OF CHANGE
                               OF
             REGISTERED OFFICE AND REGISTERED AGENT
                               OF
                           WSMP, INC.


     The undersigned corporation hereby submits the following for the purpose of changing its registered office and its registered agent in the State of North
Carolina:

     1.   The name of the Corporation is WSMP, Inc.

     2. The street address and county of the current registered office of the Corporation are WSMP Drive, Claremont, Catawba County, North Carolina. The mailing address of the current registered office is P. O. Box 399, Claremont, North Carolina 28610.

     3. The street address and county of the new registered office of the Corporation are 1 WSMP Drive, Claremont, Catawba County, North Carolina. The mailing address of the new registered office is P. O. Box 399, Claremont, North Carolina 28610.

     4.  The name of the current registered agent is Richard G. Craft.

     5. The name of the new registered agent and the new agent's written consent to appointment appear below:


     BOB G. HOLMAN         Bob G. Holman
                         ------------------------------
     Name of Agent       Signature
                         Title:  Chief Financial Officer
                         and Treasurer

     6. The address of the corporation's registered office and the address of the business office of its registered agent, as changed, will be identical.

     This the 6th day of January, 1995.

                         WSMP, INC.



                         By:      James C. Richardson, Jr.
                            ---------------------------------

                              James C. Richardson, Jr.
                               President